UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2017 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure

On October 31, 2017, REVA Medical, Inc. (“REVA” or the “Company” announced that Dr. Ricardo A. Costa, trial investigator for the Company’s FANTOM II clinical trial from Institute Dante Pazzanese of Cardiology in Sao Paulo, Brazil, presented 24-month data from a subset of patients in the trial.  These results were reported at the Transcatheter Cardiovascular Therapeutics 2017 (“TCT”) interventional cardiology conference, which is being held October 29th through November 2nd in Denver, CO.

The presentation materials delivered by Dr. Costa at the conference are attached hereto as Exhibit 99.1.  A copy of the presentation is also posted under the Investor Relations section of REVA’s website at www.revamedical.com.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, this information including the Exhibit is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Presentation entitled “FANTOM II Trial: First Report on Initial 24 Month Outcomes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: October 31, 2017	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Corporate Secretary